November 16, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549-10014


ATTN: Document Control - EDGAR


RE: Pre-Effective Amendment No. 1 on Form S-6/A (File No. 333-84121) And Amendment No. 2 to Form N-8B-2
         American Enterprise Variable Life Account
         Investment Company Act No. 811-09515


Dear Commissioners:


American Enterprise Variable Life Account, the Registrant, has filed Pre-Effective Amendment No. 1, dated on or about November 16, 1999, to the above-referenced Form S-6 Registration Statement. Pursuant to Rule 461, the Principal Underwriter for the Registrant, American Express Financial Advisors Inc. now respectfully requests that the effective date of the Registration be accelerated and that the Registration Statement be declared effective on November 18, 1999 or as soon as practicable thereafter.

Yours Truly,

AMERICAN EXPRESS FINANCIAL ADVISORS INC.
(Principal Underwriter)



/s/  William A. Stoltzmann
     William A. Stoltzmann
     Vice President and Assistant General Counsel